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                                                                 Exhibit 5a(iii)

             Flexible Premium Deferred Variable Annuity Application
                                State Variations

APPLICATION FORM NO. VAAPP-2004 attached as Exhibit _____ is a copy of the Application language used in the following states:

NOTE: CURRENTLY, THIS APPLICATION HAS BEEN REPLACED BY APPLICATION FORM VAAPP-2005 IN STATES WHERE VAAPP-2005 HAS BEEN APPROVED. APPLICATION VAAPP-2004 WILL CONTINUE TO BE USED UNTIL VAAPP-2005 IS APPROVED.

Alaska
Alabama
Arkansas
Colorado
Connecticut
District of Columbia
Georgia
Hawaii
Iowa
Idaho
Indiana
Illinois
Kansas
Kentucky
Louisiana
Maine
Michigan
Missouri
Mississippi
Montana
North Carolina
Nebraska
New Hampshire
New Mexico
Nevada
North Dakota
Ohio
South Dakota
South Carolina
Tennessee
Utah
Virginia
Vermont
West Virginia
Wyoming

Application form VAAPP-2004 (and any variations) will not be used in NJ or OR.

The following application forms vary from the Form No. VAAPP-2004 as indicated below:

APPLICATION FORM NO. VAAPP-2004(C) Changes Section 2 to add the following note:
"Note: Only a co-annuitant or co-owner who is the spouse of the annuitant will qualify for certain tax benefits available to spouses under federal tax law." Changes the application throughout to remove Market Value Adjustment language and the 3, 5, 7, and 10 year Fixed Periods. Changes Section 18, Agreement, to add an additional bulleted item that reads: "In states where written consent is required, my agreement in writing is required for entries made by the Company in
Section 17 as to age at issue, plan type, purchase payments, or benefits applied for." Adds the following fraud statements: "New Jersey Residents: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties." and "Pennsylvania Residents:
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."

THIS FORM IS USED IN THE FOLLOWING STATE: PENNSYLVANIA

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APPLICATION FORM NO. VAAPP-2004(AZ) Changes Section 16 to add, "Upon written request, we will provide the owner with information regarding benefits and provisions of the contract. If you decide not to keep your contract, return it within 10 days (30 days if you are age 65 or older, or all ages if this is a replacement contract) after you receive it for a refund of purchase payments, adjusted for any investment gain or loss. For IRA contracts, we will refund purchase payments during the first 10 days. You may return it to CUNA Mutual Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677, or to the agent who sold it to you."

THIS FORM IS USED IN THE FOLLOWING STATE: ARIZONA

APPLICATION FORM NO. VAAPP-2004(CA) changes Section 18, Agreement, to add the bullet: "I agree that my purchase payment(s) are to be allocated as indicated in
Section 10 of this application." Also adds another bullet that reads: "I understand that I will have 10 days to examine my contract after I receive it (30 days if I am age 60 or older, or all ages if this contract replaces an existing contract). I further understand that if I exercise my right to cancel during this 10 day period (or 30-day period, if applicable) that I will receive a refund of my purchase payments adjusted to reflect gain or loss. I understand that if my allocation indicates that I have selected a purchase payment allocation model in Section 10a. or variable fund(s) listed in Section 10b., that my refund could be less than the amount I paid for the contract.

THIS FORM IS USED IN THE FOLLOWING STATE: CALIFORNIA

APPLICATION FORM NO. VAAPP-2004(DE) This is a state variation to do the availability of the 1 and 3 fixed periods. At the time of state filing, the 1 and 3 periods were not available, but now are. The only change now is to the form number as we were able to add the 1 and 3 periods back in without refilling the form with the state (they were "bracketed as variable")

THIS FORM IS USED IN THE FOLLOWING STATE: DELAWARE

APPLICATION FORM NO. VAAPP-2004(FL) changes the fraud statement in Section 16, Agreement, to read: "Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree."; adds "printed name of agent", "agent license no" and "date" line under "Signature of Annuitant(s)" line.

THIS FORM IS USED IN THE FOLLOWING STATE: FLORIDA

APPLICATION FORM NO. VAAPP-2004(MA) changes Section 10b. to add this statement:
"NOTE: We reserve the right to restrict purchase payments and transfers to the fixed account. See prospectus for details." Also deletes the 3 - 6 year purchase payment allocation model in Section 10a.

THIS FORM IS USED IN THE FOLLOWING STATE: MASSACHUSETTS

APPLICATION FORM NO. VAAPP-2004(MN) Deletes 3, 5, 7, and 10 year fixed account periods. Deletes the market value adjustment statement in Section 18, Agreement, as it is not applicable in MN.

THIS FORM IS USED IN THE FOLLOWING STATE: MINNESOTA

CURRENTLY, VAAPP-2004(MN2) HAS BEEN SUBMITTED TO THE STATE TO ADD A DCA 6 MONTH FIXED PERIOD AND IF APPROVED, WILL BE EFFECTIVE MAY 1, 2005, WHEN THE DCA 6 MONTH IS AVAILABLE.

APPLICATION FORM NO. VAAPP-2004(PR) Changes Section 5, Plan Type/Tax Qualification Status to delete the Qualified Plan options as the Company is not doing qualified business in PR. Changes Section 18, Agreement, to add PR specific fraud language which states: "Any person who knowingly includes false information in an application for insurance, or presents a fraudulent claim for payment of a loss or benefit, or files more than one claim for the same loss commits a felony. If

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found guilty, such person is subject to fines ($5,000 to $10,000) or confinement in prision (2-5 years) or both for each violation.

THIS FORM IS USED IN: PUERTO RICO

APPLICATION FORM NO. VAAPP-2004(RI) This is a state variation to do the availability of the 1 and 3 fixed periods. At the time of state filing, the 1 and 3 periods were not available, but now are. The only change now is to the form number as we were able to add the 1 and 3 periods back in without refilling the form with the state (they were "bracketed as variable")

THIS FORM IS USED IN THE FOLLOWING STATE: RHODE ISLAND

APPLICATION FORM NO. VAAPP-2004(TX) removes the 3, 5, 7, and 10 year fixed periods and deletes the market value adjustment statement in Section 18. Adds to
Section 18, Agreement, this additional bullet: "In states where written consent is required, my agreement in writing is required for entries made by the Company in Section 17 as to age at issue, plan type, purchase payments, or benefits applied for. Also deletes the 3 - 6 year purchase payment allocation model in
Section 10a.

THIS FORM IS USED IN THE FOLLOWING STATE: TEXAS

CURRENTLY, VAAPP-2004(TX2) HAS BEEN SUBMITTED TO THE STATE TO ADD A DCA 6 MONTH FIXED PERIOD AND IF APPROVED, WILL BE EFFECTIVE MAY 1, 2005, WHEN THE DCA 6 MONTH IS AVAILABLE.

APPLICATION FORM NO. VAAPP-2004(WA) Changes Section 7, Optional Death Benefit, to delete the 3% Annual Guarantee Death Benefit and the Earnings Enhanced Death Benefit. Changes the form to delete all fixed periods except for the DCA period (and removes all language referring to "fixed" and renames it to "guarantee" Deletes market value adjustment language. Delete Preservation Plus Program
Section 12. This is a state variation to do the availability of the 1 and 3 fixed periods. At the time of state filing, the 1 and 3 periods were not available, but now are. The only change now is to the form number as we were able to add the 1 and 3 periods back in without refilling the form with the state (they were "bracketed as variable")

THIS FORM IS USED IN THE FOLLOWING STATE: WASHINGTON

APPLICATION FORM NO. VAAPP-2004(WI), to add the following: "If the owner is married and names someone other than their spouse as a primary beneficiary, the spouse must give consent by Signing in Section 18. " In Section 18, add an additional signature line that reads "Spousal Consent for Beneficiary Designation and a Date line.

THIS FORM IS USED IN THE FOLLOWING STATE: WISCONSIN